UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      December 1, 2004 (November 24, 2004)

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer dentification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania		19063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 480-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

InfraSource Services, Inc. (the “Company”) has announced that Henry Jackson, President of Dashiell Corporation (“Dashiell”), a subsidiary of the Company, will retire effective December 31, 2004 and that Randall C. Wisenbaker, currently President, Dacon will succeed Mr. Jackson as President of Dashiell Corporation effective January 1, 2005.

On November 24, 2004, Dashiell entered into a management agreement with Randall C. Wisenbaker pursuant to which Mr. Wisenbaker will serve as President, Dashiell Corporation.  The following summary is qualified in its entirety by reference to the text of the management agreement, a copy of which is filed as an exhibit to this report.

Mr. Wisenbaker’s employment under the agreement is at-will and may be terminated at any time, for any reason, at the option of either party, subject to the terms of the agreement. The agreement provides for a base salary of $200,000 (subject to annual review), participation in an incentive bonus plan, an award (subject to approval by the Board of Directors) of options to purchase 45,000 shares of the Company’s common stock, reimbursement for certain expenses and participation in the Company’s employee benefit plans generally available to other executives of the Company.  Mr. Wisenbaker has also agreed to certain confidentiality and noncompetition provisions.

In the event Mr. Wisenbaker’s employment is terminated by Dashiell for cause, Mr. Wisenbaker will be entitled to receive his accrued base salary through the termination date.  In the event that Mr. Wisenbaker’s employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his accrued base salary and benefits through the date of termination and any prorated share of any bonus he would have been entitled to under the bonus plan.  If Mr. Wisenbaker terminates his employment for good reason or Dashiell terminates his employment other than for cause, Mr. Wisenbaker will be entitled to receive his prorated share of any bonus under the bonus plan, his base salary at the time of termination payable in twelve equal monthly installments and medical and health benefits for up to one year. In the event that Mr. Wisenbaker’s employment is terminated by Mr. Wisenbaker on or prior to the ten-month anniversary of the effective date of the agreement for other than good reason, he will be entitled to receive his accrued base salary and benefits through the termination date.  If Mr. Wisenbaker terminates his employment after the ten-month anniversary of the effective date of the agreement for other than good reason and Dashiell elects in writing within thirty days, Mr. Wisenbaker will be entitled to receive his base salary at the time of termination payable in twelve equal monthly installments and medical and health benefits for up to one year.

A copy of the internal announcement announcing Mr. Jackson’s retirement and the appointment of Mr. Wisenbaker is attached as an exhibit to this report.

Item 9.01                                   Financial Statements and Exhibits.

(c)                        Exhibits.

10.1                 Management Agreement dated as of November 24, 2004, between Dashiell Corporation and Randall C. Wisenbaker.

99.1                 Press release, dated December 1, 2004, issued by InfraSource Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.

Date: December 1, 2004	By:	/s/ James Leyden
		Name:	James Leyden
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Management Agreement dated as of November 24, 2004, between Dashiell Corporation and Randall C. Wisenbaker.
99.1	Press release, dated December 1, 2004, issued by InfraSource Services, Inc.